UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 30, 2015

Coupons.com Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Logue Avenue

Mountain View, California 94043

(Address of principal executive offices)

(650) 605-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On September 30, 2015 (the “Termination Date”), Coupons.com Incorporated (the “Company”) terminated the Credit and Security Agreement (the “Credit Agreement”) entered into as of September 30, 2013 between the Company and Wells Fargo Bank, National Association (“Wells Fargo”), as amended by the First Amendment to the Credit and Security Agreement and Consent entered into as of May 15, 2014 (the “Amendment”), as well as all related loan documents and collateral documents, including the Patent and Trademark Security Agreement dated as of September 30, 2013 (the “Security Agreement”) between the Company and Wells Fargo and the Collateral Pledge Agreement dated as of September 30, 2013 between the Company and Wells Fargo (the “Collateral Pledge Agreement”). All amounts outstanding under the Credit Agreement, as amended, and related loan documents and collateral documents, including an outstanding principal balance of approximately $30,000, were paid in full as of the Termination Date. The Credit Agreement, the Security Agreement and the Collateral Pledge Agreement were previously filed on January 31, 2014 as Exhibit 10.11, Exhibit 10.12 and Exhibit 10.13, respectively, to the Company’s Registration Statement on Form S-1, and the Amendment was filed on August 7, 2014 as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q, which agreements are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupons.com Incorporated

By:	/s/ Richard Hornstein
Richard Hornstein
General Counsel

Date: October 5, 2015